EXHIBIT 21.1

                              TRITON ENERGY LIMITED
                              Subsidiaries Schedule





NAME. . . . . . . . . . . . . . . . . . . . .  JURISDICTION
                                               OF ORGANIZATION
Triton Algeria, Inc.. . . . . . . . . . . . .  Cayman Islands
Triton Angola, Inc. . . . . . . . . . . . . .  Cayman Islands
Triton Asia Holdings, Inc.. . . . . . . . . .  Cayman Islands
Triton Australia, Inc.. . . . . . . . . . . .  Cayman Islands
Triton Brazil, Inc. . . . . . . . . . . . . .  Cayman Islands
Triton Cambodia, Inc. . . . . . . . . . . . .  Cayman Islands
Triton China, Inc. LLC. . . . . . . . . . . .  Cayman Islands
Triton China Resources, Inc.. . . . . . . . .  Cayman Islands
Triton Colombia, Inc. . . . . . . . . . . . .  Cayman Islands
Triton Domestic Oil & Gas Corp. . . . . . . .  Nevada
Triton Ecuador, Inc. LLC. . . . . . . . . . .  Cayman Islands
Triton Energy Corporation . . . . . . . . . .  Delaware
Triton Energy Limited . . . . . . . . . . . .  Cayman Islands
Triton Equatorial Guinea, Inc.. . . . . . . .  Cayman Islands
Triton Exploration (Malaysia) Sdn. Bhd. . . .  Malaysia
Triton Exploration Services, Inc. . . . . . .  Delaware
Triton Guatemala S.A. . . . . . . . . . . . .  British Virgin Islands
Triton Hellas Exploration and Exploitation of
Hydrocarbons Anonymous Industrial Technical
and Commercial Company. . . . . . . . . . . .  Greece
Triton International Finance, Inc.. . . . . .  Cayman Islands
Triton International Oil Corporation. . . . .  Cayman Islands
Triton International Oil Corporation. . . . .  Delaware
Triton International Petroleum, Inc.. . . . .  Cayman Islands
Triton Italy, Inc.. . . . . . . . . . . . . .  Cayman Islands
Triton Madagascar, Inc. . . . . . . . . . . .  Cayman Islands
Triton Mediterranean Oil & Gas N.V. . . . . .  Netherlands
Triton Oil Company of Malaysia, Inc.. . . . .  Cayman Islands
Triton Oil Company of Thailand Ltd. Co. . . .  Texas
Triton Oil Company of Thailand (JDA) Limited.  Cayman Islands
Triton Oman, Inc. . . . . . . . . . . . . . .  Cayman Islands
Triton Oman Resources, Inc. . . . . . . . . .  Cayman Islands
Triton Resources Argentina, Inc.. . . . . . .  Cayman Islands
Triton Resources Colombia, Inc. . . . . . . .  Cayman Islands
Triton Resources (UK) Limited . . . . . . . .  United Kingdom
Triton Tunisia, Inc.. . . . . . . . . . . . .  Cayman Islands
Triton Ventures, Inc. . . . . . . . . . . . .  Cayman Islands
WWS Viators Corporation . . . . . . . . . . .  Delaware